EXHIBIT 99.1

Sinoenergy Corporation Reports Record Second Quarter 2008 Results
Wednesday May 21, 8:00 am ET
QINGDAO, China, May 21 /Xinhua-PRNewswire-FirstCall/ -- Sinoenergy Corporation (OTC Bulletin Board: SNEN - News), (''Sinoenergy'' or the ''Company''), a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment and a designer, developer and operator of retail CNG filling stations in the People's Republic of China (PRC), today announced its financial results for its second fiscal quarter ended March 31, 2008.

Second Quarter Highlights

•	Net revenue was $7.7 million, an increase of 194.5% year over year
•	Gross profit was $3.7 million, an increase of 259.7% year over year
•	Operating income grew to $2.6 million, an increase of 533.9% year over year
•	Leased out the Company’s current facility in the center of the city of Qingdao
•	Net income increased to $2.8 million, an increase of 712.3%, or $0.07 per diluted share
•	Adjusted net income was $3.6 million, or $0.09 per diluted share
•	Acquired Giant Power International Limited for $8.9 million
•	Acquired Qingdao Shan Yang Tai Chemistry Resources Development Co., Ltd. for $5.33 million
•	Updated planning for the construction and operation of its retail CNG filling stations
•	Opened three new retail CNG filling stations

"In the second fiscal quarter of 2008, we achieved noteworthy financial results highlighted by record revenue and net income. Strong growth was attributed primarily to the continuing expansion of our CNG equipment, vehicle conversion kits, and non-standard pressure container business,” said Mr. Bo Huang, CEO of Sinoenergy Corporation. “We updated our CNG station network development plan and successfully opened three new CNG stations in the city of Wuhan in this quarter. By leasing our current facilities, we earned a significant amount of rental income and completed preparations for relocating our manufacturing business, which will be a significant benefit to Sinoenergy’s long-term development.”

“While we showed strong growth in our reported revenue and operating income compared to the quarter ended March 31, 2007, both were below our expectations,” continued Mr. Huang. “This was due mainly to reporting revenue from rental income as other income versus operating income. We have decided to account for $1.2 million rental income from our facility located in the center of the city of Qingdao as other income, which decreased our reported revenue and operating income and wasn’t considered in our original guidance as we then considered this income as operating for purposes of communicating with our shareholders on our expected activities”

Second Quarter 2008 Results

Total revenue was $7.7 million in the quarter ended March 31, 2008, a 194.5% increase from $2.6 million in the quarter ended March 31, 2007. This increase in revenue was due mainly to an increase in sales of CNG station facilities, which generated revenue of $3.8 million, or 48.5% of revenue in the quarter. Revenue from the vehicle conversion kits business and non-standard pressure container business was approximately $1.9 million and $1.8 million respectively in the three months ended March 31, 2008. The Company’s newly established retail CNG filling station operations generated $0.3 million in revenue in the quarter.

Gross profit was $3.7 million in the quarter ended March 31, 2008, a 259.7% increase from $1.0 million in the quarter ended March 31, 2007.

Overall gross margin was 48.1% in the quarter, compared to 39.4% in the quarter ended March 31, 2007. This increase was due mainly to the CNG station facilities and construction segment earning a gross margin of 58.0%, mostly from its CNG truck trailer manufacturing, in the quarter ended March 31, 2008 compared to gross margin of 47.0% for this segment in the quarter ended March 31, 2007. Gross margin in the conversion kit business and retail CNG filling station operation was 37.0% for both segments, and gross margin for the non-standard pressure container business was 42.0% in the quarter ended March 31, 2008.

Operating expenses in the second fiscal quarter of 2008 were $1.1 million, up 77.7% from $622,000 in the same period in 2007. This increase was due primarily to general and administrative expenses associated with the vehicle conversion kits segment, which started operations in April 2007.

Operating income was $2.6 million in the quarter ended March 31, 2008, a 533.9% increase from $413,000 in the quarter ended March 31, 2007. Operating margin was 33.9%, compared to 15.7% in the three months ended March 31 2007.

During the quarter ended March 31, 2008, the Company earned $1.2 million in rental income, net of amortized land-use rights, from leasing its facility located in the center of the city of Qingdao. This rental income is classified under other income in the Company’s condensed consolidated financial statement of operations. The Company did not earn any rental income a year earlier.

Interest expense was approximately $0.9 million, up from $55,000 in the first quarter of 2007. This increase was due primarily to interest expenses related to the Company’s senior notes and guaranteed convertible notes, and includes a $756,000 long term non-cash accrual expense related to the Company’s convertible notes.

Net income increased to $2.8 million in the quarter ended March 31, 2008, or $0.09 per basic and $0.07 per diluted share, compared to net income of approximately $350,000 or $0.02 per basic and fully diluted share in the quarter ended March 31, 2007. Net income that is adjusted for the $0.8 million in non-cash interest expenses leads to non-GAAP net income of $3.6 million, or $0.09 per fully diluted share.

Six Months Fiscal Year 2008 Results

Net revenue was $16.5 million in the six months ended March 31, 2008, up 214.8% from $5.3 million in the six months ended March 31, 2007. Gross profit was $7.6 million, 46.2% gross margin, up 179.3% from $2.7 million, 52.0% gross margin, in the six months ended March 31, 2007. Operating income was $5.4 million, 32.4% operating margin, up 281.0% from $1.4 million, 26.8% operating margin, in the six months ended March 31, 2007. Net income was $5.2 million, or $0.14 per diluted share, up 252.1% from $1.47 million, or $0.06 per diluted share, in the six months ended March 31, 2007. Non-GAAP net income, adjusted for non-cash interest expenses, was $6.4 million, or $0.17 per fully diluted share, in the six months ended March 31, 2008.

Financial Condition

As of March 31, 2008, cash was $4.2 million, up from $3.3 million as of September 30, 2007. The Company had working capital of $1.1 million. Total liabilities, including short term bank loans and other short term credit instruments, were $57.3 million. Stockholders’ equity totaled $41.9 million as of March 31, 2008, compared to $32.7 million as of September 30, 2007. Net cash provided by operating activities was $5.0 million in the six months ended March 31 2008.

Recent Events

In March 2008, the Company engaged Los Angeles-based Grobstein, Horwath & Company, LLP to be the Company’s independent registered public accounting firm.

On March 19 2008, the Company reported that it had three CNG retail filling stations open and operating. 16 stations had completed construction and were waiting for final government approvals and 32 stations were in the planning or construction phase. All of the stations that were not yet open and operating were expected to be operating, subject to government approvals, by the end of calendar 2008.

On March 27 2008, Sinoenergy announced the opening of three new retail CNG filling stations that were selling CNG. This brought the total number of stations opened by the Company to six stations in Central and East China.

On March 31 2008, the Company announced that it had leased its current facility in the center of the city of Qingdao and planned to move its operations to a Sinoenergy-owned facility in an industrial development zone in the city of Qingdao.

In April 2008, the Company received a $17.87 million (RMB 124.76 million) strategic investment from a group of Chinese investors. Strategic investors acquired 24.95% of the Company’s subsidiary Qingdao Sinogas General Machinery, which, after the Company went through reorganization, controls the Company’s manufacturing business segments.

In April 2008, Sinoenergy Corporation reorganized its group structure to separate the Company’s manufacturing business segments from the development and operation of retail CNG natural gas stations.

On May 5 2008, the Company announced that it opened a new retail CNG filling station and completed the construction of another new retail CNG filling station.

Business Outlook

“We feel confident that our CNG station equipment business, conversion kits business, and non-standard pressure container businesses will continue their robust growth in 2008. Our working capital, together with cash flow generated from our operations, will provide us with the funds necessary to continue developing our retail CNG filling station business. Our recent receipt of $17.87 million strategic investment from a group of Chinese investors will further strengthen our capability to cost-effectively enlarge our container business scale as well as develop our CNG filling stations.” said Mr. Huang. “Through the end of April, development of our retail CNG filling station network was in line with the working agenda we published in March 2008. We will continue to expand our retail CNG filling station business and open new stations according to plan throughout the rest of 2008.”

Guidance

Given that the land lease income received from the facility located in the center of the city of Qingdao is being classified as other income, Sinoenergy expects its net revenues in the third quarter ending June 30 of fiscal year 2008 to be from $8 million to $9 million. The Company expects net income in the third quarter ending June 30 of fiscal year 2008 to be from $2.8 million to $3.2 million.

Use of Non-GAAP Financial Information

GAAP results for the three months and six month periods ended March 31, 2008 include a charge of $756,000 non-cash interest expense related to the Company's 3% guaranteed convertible notes. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company is providing non-GAAP financial information, adjusted net income and adjusted earnings per share, that excludes the impact of this item on net income. The Company's management believes that these non-GAAP measures will provide investors with a better understanding of how current financial results relate to the Company's historical performance. A reconciliation of adjustments to GAAP results appears in the financial tables at the end of this press release. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information provided by the Company also may differ from non-GAAP information provided by other companies.

About Sinoenergy

Sinoenergy is a manufacturer of compressed natural gas (CNG) vehicle and gas station equipment as well as a designer, developer and operator of retail CNG stations in China. In addition to its CNG related products, the Company also manufactures a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statements reflect our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

—FINANCIAL TABLES FOLLOW—

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands of US Dollars, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
NET REVENUE	$7,734	$2,626	$16,541	$5,255
COST OF REVENUE	(4,011)	(1,591)	(8,907)	(2,522)
GROSS PROFIT	3,723	1,035	7,634	2,733
OPERATING EXPENSES
Selling expenses	138	40	294	78
General and administrative expenses	967	582	1,975	1,247
TOTAL OPERATING EXPENSES	1,105	622	2,269	1,325
INCOME (LOSS) FROM OPERATIONS	2,618	413	5,365	1,408
OTHER INCOME (EXPENSES)
Rental income, net of land right amortization of $58	1,185	-	1,185	-
Investment Gain	123	-	103	-
Other, net	3	(3)	147	35
Interest expense	(720)	(55)	(1,280)	(118)
Estimated liquidated damages payable under registration rights agreement	(140)	-	(140)	-
Other Income (expenses) net	451	(58)	15	(83)
INCOME (LOSS) BEFORE INCOME TAXES	3,069	355	5,380	1,325
Income tax	165	-	(45)	109
INCOME BEFORE MINORITY INTEREST	2,904	355	5,335	1,434
Minority interest	(61)	(5)	(173)	32
NET INCOME	2,843	350	5,162	1,466
Other comprehensive income
Foreign currency translation adjustments	2,768	20	3,733	197
COMPREHENSIVE INCOME	$5,611	$370	$8,895	$1,663
Earnings Per Share - Basic	$0.09	$0.02	$0.16	$0.06
Earnings Per Share - Diluted	$0.07	$0.02	$0.14	$0.06
Weighted Average Shares Outstanding - Basic	31,418,065	17,561,733	31,418,065	22,670,835
Weighted Average Shares Outstanding - Diluted	37,651,980	23,155,165	37,750,441	23,917,039

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands of US Dollars, except per share data)

	March 31, 2008	September 30, 2007
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash	$4,203	$3,322
Restricted cash	-	1,225
Note receivable	132	-
Accounts receivable (net)
-Related party		169
-Third party	12,142	5,827
Other receivables
-Related party	8	332
-Third party	4,307	3,754
-Note subscription receivable (received October 2007)	-	29,840
Deposits and prepayments	2,487	2,795
Deferred expenses	166	58
Inventories	4,631	2,901
TOTAL CURRENT ASSETS	$28,076	$50,223

LONG TERM ASSETS
Long term investments	10,979	1,592
Property, plant and equipment (net)	21,681	8,388
Intangible assets	29,901	18,531
Other long-term assets	8,827	9,599
Goodwill	1,172	729
Deferred tax asset	6	4
TOTAL ASSETS	$100,642	$89,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Short term bank loan	14,247	14,843
Accounts payable
- Related party	-	-
- Third party	2,282	3,166
Notes payable	85	799
Other payables
- Related party	214	3,679
- Third party	7,031	1,502
Accrued expenses	157	319
Warranty accrual	118	76
Advances from customers	2,552	1,035
Estimated liquidated damages payable under
registration rights agreement	140	-
Income taxes payable	171	119
TOTAL CURRENT LIABILITIES	$26,997	$25,538

LONGTERM LIABILITIES
12% guaranteed senior notes	15,660	15,622
3% guaranteed senior convertible notes	14,597	13,823
TOTAL LIABILITIES	$57,254	$54,983
Minority interests	1,536	1,363

Commitments
STOCKHOLDERS’ EQUITY
Common stock - par value $.001 per share; Issued and Outstanding - 31,418,065 shares at March 31, 2008, 31,418,065 shares at September 30, 2007	31	31
Series A convertible preferred stock - $0.001 Par Value - none at March 31, 2008, none at September 30, 2007	-	-
Additional paid-in capital	22,237	22,000
Capital surplus	20	20
Statutory surplus reserve fund	1,140	1,140
Retained earnings	13,379	8,217
Accumulated other comprehensive income	5,045	1,312
Total stockholders’ equity	41,852	32,720
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,642	$89,066

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of US Dollars)

	Three Months	Three Months	Six Months	Six Months
	Ended March 31,	Ended March 31,	Ended March 31,	Ended March 31,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	2,843	350	5,162	1,466
Warrants for service	(28)	10	18	10
Amortization of options	147	-	219	30
Amortization of notes discount	-	-	28	-
Interest expense for long term notes issued	199	-	784	-
Minority interest	61	5	173	(31)
Depreciation of property, plant and equipment	179	100	319	202
Amortization of intangible assets	41	70	285	128
Provision for doubtful accounts	(198)	125	(108)	219

Changes in operating assets and liabilities:
(Increase) in accounts receivable	(3,611)	1,275	(6,206)	877
(Increase) decrease in other receivables, deposits and prepayments	7,332	(7,081)	7	(4,601)
Decrease in inventories	(1,968)	108	(1,730)	464
(Decrease) increase in accounts payable	(942)	159	(1,598)	199
(Decrease) increase in accrued expenses	38	68	(120)	104
(Decrease) in advances from customers	1,528	1,121	1,517	938
Increase in other payables	(954)	(288)	2,066	660
Estimated liquidated damages payable under registration rights agreement	140	-	140	-
(Decrease) in income tax payable	169	-	50	(101)
Net cash (used in ) provided by operating activities	4,976	(3,978)	1,006	564

CASH FLOWS FROM INVESTING ACTIVITES
Payment for purchase of property, plant and equipment	(3,196)	(173)	(12,842)	(2,609)
Payment for purchase of land use right	(5,232)	-	(11,655)	(4,059)
Purchase of minority interest in subsidiaries	(8,364)	-	(9,387)	-
Other payments / Receipts for investment activities	2,099	(517)	(443)	(383)
Net cash used in investing activities	(14,693)	(690)	(34,327)	(7,051)

CASH FLOWS FROM FINANCING ACTIVITES
Proceeds from capital contributions	-	6,235	-	6,235
Proceeds from bank loan	-	718	-	1,089
Cash received from irrurance of convertible notes	-	-	29,840	-
Cash Received for other financing activities	-	(399)	-	-
Payment on Bank loan	(128)	-	(596)	-
Net cash received in financing activities	(128)	6,554	29,244	7,324
Effect of changes in exchange rate	2,765	19	3,733	24
Net increase (decrease) in cash	(7,080)	1,905	(344)	861
Cash at beginning of the period	11,283	588	4,547	1,632
Cash at end of the period	4,203	2,493	4,203	2,493

Supplementary Cash flow disclosure:
Non- cash investing and financing activities:
Increase in additional paid in capital owning to beneficial conversion features recording			2,959
Decrease in 3% guaranteed senior convertible notes owing to beneficial conversion features recording			(2,959)
Interest Paid	993	55	1,248	118
Income Taxes Paid	-	-	-	-

SINOENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the Three Months ended		For the Three Months ended
Adjusted Net income	March 31, 2008		March 31, 2008
($ in thousands except per share data)
Net Income (Loss) Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	3,563	0.09	350	0.02
Adjustments
Non cash interest expenses (1)	720	0.02	-	-
Amount per consolidated statement of operations	2,843	0.07	350	0.02

(1) Non cash interesting expenses includes non cash interest expense for long-term notes issued of $720,000.

SINOENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL DATA

	For the Six Months ended		For the Six Months ended
Adjusted Net income	March 31, 2008		March 31, 2008
($ in thousands except per share data)
Net Income (Loss) Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
Adjusted Amount	6,442	0.17	1,466	0.06
Adjustments
Non cash interest expenses (1)	1,280	0.03	-	-
Amount per consolidated statement of operations	5,162	0.14	1,466	0.06

(1) Non cash interesting expenses includes amortization of debt issue costs of $128,000 and non cash interest expense for long-term notes issued of $1,280,000.

For more information, please contact:

Sinoenergy Corporation
  Mr. Anlin Xiong, Vice President
  Tel: +86-10-8493-2965 x860
  Email: anlinxiong@sinoenergycorporation.com
  Web: http://www.sinoenergycorporation.com

CCG Elite Investor Relations Inc.
  Mr. Crocker Coulson, President
  Tel: +1-646-213-1915 (New York)
  Email: crocker.coulson@ccgir.com
  Web: http://www.ccgelite.com

Source: Sinoenergy Corporation